                                                      EXHIBIT 10.8
April 30, 1993




Mr. George E. Howison
5223 153rd Court SE
Bellevue WA  98006

Dear Mr. Howison:

         This letter will confirm the agreement for your employment with Meridian Oil Inc. ("Company").

         1. Position and Term. The Company agrees to employ you and you agree to act as its President and Chief Executive Officer during the period commencing on May 1, 1993 and ending on April 30, 1998.

         2. Base Salary. Your minimum salary will be $450,000 per annum or such higher rate as may be fixed from time to time by the Compensation and Nominating Committee of the Board of Directors ("Compensation Committee") of Burlington Resources Inc. ("BR").

         3. Incentive Compensation, Long-Term Incentives and Other Benefits. You will participate with other senior executives of the Company in compensation and benefit plans in effect from time to time including the Incentive Compensation Plan, the Stock Option Incentive Plan, the Performance Share Unit Plan, the Deferred Compensation Plan, the Supplemental Benefits Plan, the Senior Executive Survivor Benefit Plan, the Key Executive Severance Protection Plan and any other plan or perquisites available to other executives at your level of responsibility in the Company, including a company automobile and company-provided country and luncheon club memberships. You will also participate in health, retirement, survivor and disability plans available to all employees of the Company. You understand that these plans may be amended, modified or terminated at any time. All plans referenced in this agreement are BR plans.

         Your maximum bonus opportunity under the Incentive Compensation Plan will be 100% of base salary. Annual bonuses are determined by the Compensation Committee based on Company and individual performance.

         At the next meeting of the Compensation Committee, currently scheduled in July, management will recommend an additional grant under the Performance Share Unit Plan of 55,600 units for the performance period ending in 1996.

         Under the current long-term incentive program, you are eligible for an annual grant of 22,500 stock options. At the December meeting of the Compensation Committee, management will recommend such grant.

Mr. G.E. Howison
April 30, 1993
Page 2


         4. Supplemental Pension Benefit. You are a participant under the qualified Pension Plan and non-qualified Supplemental Benefits Plan. If you are still employed by the Company at age 55, you will receive upon your retirement a supplemental pension benefit equal to the difference between the benefit calculated using your actual service and the benefit calculated assuming you started employment at age 30. This supplemental pension benefit will be calculated using the provisions of the qualified Pension Plan and the non-qualified Supplemental Benefits Plan in effect at the time of your retirement. This benefit is a non-qualified, unfunded deferred compensation arrangement.

         If your employment is terminated by the Company for any reason before age 55, other than as a result of your death, permanent disability or for Cause, or is terminated by you for Good Reason, you will receive a supplemental pension benefit calculated using the formula in the Key Executive Retention Plan. This benefit will be calculated assuming you started employment at age
30. The terms Cause and Good Reason are defined in the Key Executive Severance Protection Plan.

         5. Severance Benefit. If your employment is terminated by the Company for any reason before April 30, 1998, other than as a result of your death, permanent disability or for Cause, or is initiated by you for Good Reason, the Company will pay you within 10 days after the date of termination an amount equal to the product of the number of whole and partial months remaining from the date of your termination until April 30, 1998, times your then current monthly base salary.

         6. Coordination With Other Plans. If your termination entitles you to benefits under the (i) Key Executive Severance Protection Plan, or (ii) the Severance and Key Executive Retention Plans, you may elect to receive the greater of the benefits payable under this agreement or the benefits payable under items (i) or (ii) above. Regardless of the benefit elections from above, you will be eligible to receive the benefits related to the gross-up payment for excise taxes under the Key Executive Severance Protection Plan.

         7. Non-Competition. If you initiate the termination of your employment with the Company other than for Good Reason during the term of this agreement, you agree that you will not for a period of two years after your termination be employed by, consult with, provide advice or information to, otherwise perform services for, own, manage, operate, join, control or participate in the ownership of more than 5% of the voting power of equity securities of, management, operation or control of any Competitor (as defined in this agreement) unless released by the Company from such obligation in writing with respect to a specific situation. A Competitor is defined as any entity that is engaged in any aspect of the oil and gas exploration, production or marketing business in the mainland United States and whose assets associated with such oil and gas business exceed $50 million.

         8. Non-Disclosure. You agree that all reports, maps, data, interpretations, plans and other information furnished to you or obtained or developed by you while employed by the Company are and shall remain confidential, and that you will not divulge, communicate or otherwise disclose such reports, maps, data, interpretations, plans and other information furnished to you or obtained or developed by you while employed by the Company to any person, firm, corporation or entity other than to an authorized representative of the Company. You agree that if your employment with the Company is terminated, you will not discuss the Company's business, operations, plans, strategies, personnel or business relationships or agreements with the press or with any of the

Mr. G.E. Howison
April 30, 1993
Page 3


Company's current or prospective customers or suppliers or with any other person with which the Company has business relationships.

         9. Non-Interference. For a period ending on the later of April 30, 1998 or two years after you terminate employment with the Company, you agree not to in any way, either directly or indirectly, solicit any officer or employee of the Company to leave and work for any other employer. During this same period, you agree not to suggest to others that they approach or solicit any officers or employees of the Company with respect to potential employment elsewhere.

         10. Severability and Enforcement. It is the desire of the parties hereto that this agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision will be reformed to make it a valid and enforceable provision to the maximum extent permitted by law. Any provision hereof not capable of such reformation and determined to be prohibited by or unenforceable under applicable law of any jurisdiction will as to such jurisdiction be deemed ineffective and deleted from this agreement without affecting any other provision of this agreement.

         In the event of a breach by you of any of the provisions of Sections 7, 8 or 9, you understand and agree that the Company may, in addition to any other rights or remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violations of such provisions.

         In the event that either party to this agreement is reasonably required to bring suit to enforce the terms of this agreement, the party determined to be in breach or default shall pay the reasonable attorney's fees and costs of the prevailing party.

         You understand and agree that this Agreement is being executed by BR on behalf of itself, the Company and each of their affiliates, and that all rights of BR under this Agreement and all of your obligations and duties under this Agreement will inure to the benefit of and may be enforced by the Company, BR or any of their affiliates.

If the above correctly set forth our agreement, please sign the original and return it to me. Please retain a copy for your records.

                                        Very truly yours,

                                        BURLINGTON RESOURCES INC.


                                        By:   Thomas H. O'Leary
                                              -------------------------
                                        Its:  Chairman, President & CEO

Agreed to and accepted this 10th day of May, 1993

George E. Howison

April 30, 1993




Mr. Bobby S. Shackouls
2101 Sunshine Point Drive
Kingwood TX  77345

Dear Mr. Shackouls:

         This letter will confirm the agreement for your employment with Meridian Oil Inc. ("Company").

         1. Position and Term. The Company agrees to employ you and you agree to act as its Executive Vice President and Chief Operating Officer during the period commencing on June 1, 1993 and ending on April 30, 1998.

         2. Base Salary. Your minimum salary will be $350,000 per annum or such higher rate as may be fixed from time to time by the Compensation and Nominating Committee of the Board of Directors ("Compensation Committee") of Burlington Resources Inc. ("BR").

         3. Incentive Compensation, Long-Term Incentives and Other Benefits. You will participate with other senior executives of the Company in compensation and benefit plans in effect from time to time including the Incentive Compensation Plan, the Stock Option Incentive Plan, the Performance Share Unit Plan, the Deferred Compensation Plan, the Supplemental Benefits Plan, the Senior Executive Survivor Benefit Plan, the Key Executive Severance Protection Plan and any other plan or perquisites available to other executives at your level of responsibility in the Company, including a company automobile and company-provided country and luncheon club memberships. You will also participate in health, retirement, survivor and disability plans available to all employees of the Company. You understand that the Company may amend, modify or terminate these plans at any time. All plans referenced in this agreement are BR plans.

         Your maximum bonus opportunity under the Incentive Compensation Plan will be 100% of base salary. Annual bonuses are determined by the Compensation Committee based on Company and individual performance.

         At the next meeting of the Compensation Committee, currently scheduled in July, management will recommend a grant under the Performance Share Unit Plan of 48,000 units for the performance period ending in 1996.

         Under the current long-term incentive program, you are eligible for an annual grant of 12,000 stock options. At the December meeting of the Compensation Committee, management will recommend such grant.

Mr. B. S. Shackouls
April 30, 1993
Page 2


         In consideration of the accrued unvested compensation and benefits that you are forfeiting in terminating employment with your current employer, the Company will establish a deferred compensation memorandum account under the Supplemental Benefits Plan. This account will be credited with $350,000 as of June 1, 1993 and will be further credited with interest as specified by the Supplemental Benefits Plan (currently the Moody's average corporate bond rate). This arrangement is an unfunded deferred compensation arrangement which will be paid to you in a lump-sum upon your termination of employment with the Company.

         4. Supplemental Pension Benefit. You are a participant under the qualified Pension Plan and non-qualified Supplemental Benefits Plan. If you are still employed by the Company at age 55, you will receive upon your retirement a supplemental pension benefit equal to the difference between the benefit calculated using your actual service and the benefit calculated assuming you started employment at age 30. This supplemental pension benefit will be calculated using the provisions of the qualified Pension Plan and the non-qualified Supplemental Benefits Plan in effect at the time of your retirement. This benefit is a non-qualified, unfunded deferred compensation arrangement.

         5. Severance Benefit. If your employment is terminated by the Company for any reason before April 30, 1998, other than as a result of your death, permanent disability or for Cause, or is initiated by you for Good Reason, the Company will pay you within 10 days after the date of termination an amount equal to the product of the number of whole and partial months remaining from the date of your termination until April 30, 1998, times your then current monthly base salary. The terms Cause and Good Reason are defined in the Key Executive Severance Protection Plan.

         6. Coordination With Other Plans. If your termination entitles you to benefits under the Key Executive Severance Protection Plan, you may elect to receive the benefits payable under this agreement in lieu of those benefits. If you elect to receive the benefits under this agreement, you will nevertheless be eligible to receive the additional benefits related to the gross-up payment for excise taxes under Article 6 of that plan.

         7. Non-Competition. If you initiate the termination of your employment with the Company other than for Good Reason during the term of this agreement, you agree that you will not for a period of two years after your termination be employed by, consult with, provide advice or information to, otherwise perform services for, own, manage, operate, join, control or participate in the ownership of more than 5% of the voting power of equity securities of, management, operation or control of any Competitor (as defined in this agreement) unless released by the Company from such obligation in writing with respect to a specific situation. A Competitor is defined as any entity that is engaged in any aspect of the oil and gas exploration, production or marketing business in the mainland United States and whose assets associated with such oil and gas business exceed $50 million.

         8. Non-Disclosure. You agree that all reports, maps, data, interpretations, plans and other information furnished to you or obtained or developed by you while employed by the Company are and shall remain confidential, and that you will not divulge, communicate or otherwise disclose such reports, maps, data, interpretations, plans and other information furnished to you or obtained or developed by you while employed by the Company to any person, firm, corporation or entity other than to an authorized

Mr. B. S. Shackouls
April 30, 1993
Page 3


representative of the Company. You agree that if your employment with the Company is terminated, you will not discuss the Company's business, operations, plans, strategies, personnel or business relationships or agreements with the press or with any of the Company's current or prospective customers or suppliers or with any other person with which the Company has business relationships.

         9. Non-Interference. For a period ending on the later of April 30, 1998 or two years after you terminate employment with the Company, you agree not to in any way, either directly or indirectly, solicit any officer or employee of the Company to leave and work for any other employer. During this same period, you agree not to suggest to others that they approach or solicit any officers or employees of the Company with respect to potential employment elsewhere.

         10. Severability and Enforcement. It is the desire of the parties hereto that this agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision will be reformed to make it a valid and enforceable provision to the maximum extent permitted by law. Any provision hereof not capable of such reformation and determined to be prohibited by or unenforceable under applicable law of any jurisdiction will as to such jurisdiction be deemed ineffective and deleted from this agreement without affecting any other provision of this agreement.

         In the event of a breach by you of any of the provisions of Sections 7, 8 or 9, you understand and agree that the Company may, in addition to any other rights or remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violations of such provisions.

         You understand and agree that this Agreement is being executed by BR on behalf of itself, the Company and each of their affiliates, and that all rights of BR under this Agreement and all of your obligations and duties under this Agreement will inure to the benefit of and may be enforced by the Company, BR or any of their affiliates.

If the above correctly set forth our agreement, please sign the original and return it to me. Please retain a copy for your records.

                                        Very truly yours,

                                        BURLINGTON RESOURCES INC.


                                        By:   Thomas H. O'Leary
                                              -------------------------
                                        Its:  Chairman, President & CEO


Agreed to and accepted this 3rd day of May, 1993

Bobby S. Shackouls
- -------------------------

AMENDMENT OF EMPLOYMENT AGREEMENT

         Recommend Adoption of the Following Resolutions:

         RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interests of the Company and its stockholders to amend the Employment Agreement between Thomas H. O'Leary and the Company, dated October 20, 1988, as amended, to provide that the supplemental pension benefits described in Section 4 of the Agreement will vest as of the date hereof.

         RESOLVED, that the proper officers of the Company be, and they hereby are, authorized on behalf of the Company to execute an amendment to said Employment Agreement and to take any other actions such officers deem necessary or appropriate to carry out the intent of the foregoing resolutions.





Meeting of the Compensation and Nominating
Committee of the Board Directors
Burlington Resources Inc.
December 8, 1993